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                                                                 EXHIBIT 23(b)







                       CONSENT OF INDEPENDENT ACCOUNTANTS




        We consent to the incorporation by reference in this registration statement on Form S-8 of TRW Inc. of our report dated June 18, 1997, on our audits of the financial statements and supplemental schedules of the BDM International, Inc. 401(k) Savings Plan as of December 31 and December 25, 1996 and December 25, 1995 and for the year ended December 25, 1996.



                                                /s/ Coopers & Lybrand L.L.P.

                                                COOPERS & LYBRAND L.L.P.




McLean, Virginia
March 20, 1998